UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2009

K-V Pharmaceutical Company
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9601 (Commission File Number)	43-0618919 (IRS Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO (Address of principal executive offices)	63044 (Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Special Note—This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s current expectations. Actual results may differ materially from those expressed or implied by these forward-looking statements because of a number of risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” below.
Explanatory Note
As disclosed previously in a Current Report on Form 8-K filed by K-V Pharmaceutical Company (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on July 24, 2009 and a Notification of Late Filing on Form 12b-25 filed by the Company with the SEC on November 10, 2009, the Company has not filed, and currently is not able to file, its Form 10-Q for the Company’s second fiscal quarter ended September 30, 2008 (the “September 2008 Form 10-Q”), its Form 10-Q for the Company’s third fiscal quarter ended December 31, 2008 (the “December 2008 Form 10-Q”), its Form 10-K for the Company’s fiscal year ended March 31, 2009 (the “Form 10-K”), its Form 10-Q for the Company’s first fiscal quarter ended June 30, 2009 (the “June 2009 Form 10-Q”) and its Form 10-Q for the Company’s second fiscal quarter ended September 30, 2009 (the “September 2009 Form 10-Q”) with the SEC. The purpose of this Current Report on Form 8-K is to disclose certain information with respect to the following matters:
•	the current status of the Company’s SEC filings;

•	the Company’s current and anticipated liquidity position; and

•	the current status of the previously disclosed government investigations and private litigation.
Status of SEC Filings
As previously disclosed, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company, with the assistance of legal counsel, including FDA regulatory counsel, and other advisers, conducted an internal investigation with respect to a range of specific allegations involving, among other items, FDA regulatory and other compliance matters and management misconduct. The Audit Committee investigation was substantially completed in December 2008 and the investigation of all remaining matters was completed in June 2009. As more fully described in the Current Report on Form 8-K filed by the Company with the SEC on June 23, 2009, the Board, either directly or through the Special Committee (as defined below), has reviewed and approved a framework of remedial measures recommended by the Audit Committee as a result of its investigation.
The Company has been unable to file its September 2008 Form 10-Q, its December 2008 Form 10-Q, its Form 10-K, its June 2009 Form 10-Q and its September 2009 Form 10-Q with the SEC due to the time required to (1) complete the internal investigation conducted by the Audit Committee, (2) resolve certain matters with a potential financial reporting impact resulting from such investigation and (3) evaluate the financial statement implications of the provisions of the consent decree the Company entered into with the U.S. Food and Drug Administration (the “FDA”) on March 2, 2009 and of the previously disclosed actions to recall all of the products the Company manufactured, suspend manufacturing and shipment of its products, substantially reduce its workforce and realign its cost and organizational structure.
The Company is in the process of preparing the September 2008 Form 10-Q and the December 2008 Form 10-Q, and has made substantial progress in the preparation of the Form 10-K. The Company intends to prepare and file the June 2009 Form 10-Q and the September 2009 Form 10-Q after it files the Form 10-K. However, the Company is unable at this time to estimate when any of the late reports will be filed with the SEC.

In addition, as previously disclosed, as a result of the Audit Committee investigation described above, KPMG LLP was unable to complete the SAS 100 review of the unaudited consolidated financial statements accompanying the Form 10-Q for the Company’s first fiscal quarter ended June 30, 2008, filed by the Company with the SEC on August 11, 2008. The Company will have the unaudited consolidated financial statements for the first fiscal quarter ended June 30, 2008 reviewed and will disclose any material change to such unaudited consolidated financial statements in subsequent filings with the SEC.
Current and Anticipated Liquidity Position
Overview
The Company and its subsidiaries are primarily engaged in the development, acquisition, manufacture, marketing and sale of branded and generic prescription pharmaceutical products. The primary source of revenue for the Company is the sale of its pharmaceutical products.
The financial information discussed herein is preliminary and has not been finalized by the Company. It is based on information available to management at the date of this filing, and could change materially when the Company reports its unaudited financial results for the quarters ended September 30, 2008, December 31, 2008, June 30, 2009 and September 30, 2009, and its audited financial results for the fiscal year ended March 31, 2009.
Current Cash Position
The following table sets forth the Company’s cash position since June 30, 2008, the last period for which the Company filed financial statements with the SEC (in millions):

	June 30,	December 31,	March 31,	June 30,	September 30,
	2008	2008	2009	2009	2009
Consolidated cash and cash equivalents	$94.2	$167.2	$79.9	$78.9	$35.3
Consolidated marketable securities	40.9	—	—	—	—

Total	$135.1	$167.2	$79.9	$78.9	$35.3

The Company sold some of its marketable securities during the quarter ended December 31, 2008, the proceeds from which are reflected in the balance of cash and cash equivalents at December 31, 2008.
In addition, the Company received tax refunds of approximately $79 million and $4 million in the quarters ended June 30, 2009 and September 30, 2009, respectively.
The Company anticipates generating additional cash of between approximately $135 million and $145 million and between approximately $85 million and $115 million during the quarters ending December 31, 2009 and March 31, 2010, respectively, as a result of the settlement of litigation matters, additional asset sales (including, as more fully described below, the projected sale of its subsidiary, PDI, and the planned monetization of certain auction rate securities (“ARS”) held by the Company) and the anticipated receipt of additional tax refunds as more fully described below. The Company has already received approximately $77 million of the amounts expected to be realized during the quarter ending December 31, 2009. As a result, at October 31, 2009, the Company had consolidated cash and cash equivalents of approximately $91.8 million. However, the Company cannot provide any assurance that any additional proceeds will be realized or that proceeds will be realized in the amounts anticipated.

Reduction in Operating Expenses
As previously disclosed, the Company has implemented significant cost savings measures to mitigate the financial impact of the Company’s actions with respect to the manufacturing and shipment of its products. Such measures included a substantial reduction of the Company’s workforce, which commenced on February 5, 2009, and an ongoing realignment of the Company’s cost structure. The Company has realigned and restructured the sales force for its Ther-Rx Corporation subsidiary, and, in connection therewith, has significantly reduced the number of sales employees. The Company has also realigned and restructured the production workforce and, in connection therewith, reduced the number of production employees by approximately 300 in July 2009, most of whom had been furloughed since February 2009. As a result of such measures, the Company has reduced its employee headcount from approximately 1,700 on December 31, 2008 to approximately 700 as of the date hereof. To achieve additional cost savings, the Company expects that the substantial amounts of professional fees paid during the past 12 months will be significantly reduced in future periods. The Company will provide additional disclosure regarding such measures in subsequent SEC filings.
Efforts to Generate Cash
The Company is also pursuing other initiatives to generate cash and currently plans to sell certain of its assets, such as the Company’s holdings of ARS and its PDI subsidiary.
The Company plans to monetize certain ARS held by the Company. The estimated fair value of the ARS holdings at October 31, 2009, based on current market quotations, was $60 million, as compared to a principal amount of $72.5 million as of the same date.
Pursuant to a tax bill recently signed into law by President Obama that extends the net operating loss carry back period from two to five years, the Company intends to apply for, and expects to receive, additional tax refunds of between approximately $14 million and $19 million. These refunds are expected to be collected during the next 60 to 90 days.
The Company also initiated the process of marketing for sale Particle Dynamics, Inc. (“PDI”), a non-core asset. PDI is a wholly owned subsidiary of the Company that develops and markets specialty value-added raw materials, including drugs, directly compressible and microencapsulated products, and other products used in the pharmaceutical, nutritional, food, personal care and other markets. The Company has retained Itasca Partners LLC to assist it in marketing PDI. As previously disclosed, a leased facility used by PDI was damaged by an accidental fire which occurred on June 1, 2009, resulting in a delay of the sales process for PDI. The damaged production and warehouse facilities have been rebuilt and production at these facilities has restarted. A majority of PDI’s products are manufactured by third party contract manufacturers and, therefore, were unaffected by the fire. Also, the fire did not affect any of the Company’s (non-PDI) finished product manufacturing, packaging or distribution facilities.
The Company cannot provide any assurance that it will be successful in finding suitable purchasers for the sale of PDI or for any other assets it identifies in the future for sale. Even if the Company is able to find purchasers, it may not be able to obtain attractive terms and conditions for such sales, including attractive pricing. The Company expects to consider a range of other alternatives, including sale and licensing of non-core assets, to enable the Company to meet its obligations and to raise additional cash. However, the Company cannot provide any assurance that such efforts will be successful.
Expected Near-Term Cash Requirements
The Company projects that during its quarter ending December 31, 2009, its cash operating expenditures will be approximately $95 million to $110 million. Of this amount, approximately $45 million to $50 million relate to ongoing operating expenses and approximately $15 million to $20 million relate to debt service payments, inventory build, capital expenditures and property taxes. The remainder of the projected cash expenditures totaling approximately $35 million to $40 million relates to costs related to the Company’s FDA compliance consultants, legal and other professional fees, litigation-related costs, settlement of customer claims and litigation matters, and other costs.
The Company projects that during the quarter ending March 31, 2010, its cash operating expenditures will be approximately $125 million to $140 million. Of this amount, approximately $40 million to $45 million relate to ongoing operating expenses, and approximately $80 million to $85 million relate to debt service payments, inventory build and capital expenditures, and payments associated with the proposed acquisition (if any) of the rights to Gestiva™ (17-alpha hydroxyprogesterone caproate) from Cytyc Prenatal Products, Corp. and Hologic, Inc. (Cytyc Prenatal Products, Corp. and Hologic, Inc. are referred to in this report collectively as “Hologic”) under either the current or any amended terms of the Asset Purchase Agreement with Hologic (as more fully described in the Current Report on Form 8-K filed by the Company with the SEC on September 2, 2009). The remainder of the projected cash expenditures totaling approximately $5 million to $10 million relates to costs related to the Company’s FDA compliance consultants, settlement of customer claims, legal and other professional fees, litigation-related costs, and other costs.
Ability to Meet Expected Near-Term Obligations; Long-Term Effect on Financial Position
The Company was able to meet its near-term obligations during the first two quarters of fiscal year 2010 (which included normal course operating cash requirements, as well as the significant costs, such as legal and consulting fees, associated with the steps taken by the Company in connection with the nationwide recall and suspension of shipment of all products manufactured by the Company, the requirements under the consent decree, the ongoing private litigation and governmental inquiries being overseen by the Special Committee and the internal investigation conducted by the Audit Committee).
For upcoming periods, the Company currently believes that, even if it is able to implement significant cost savings, monetize the ARS held by the Company (as described above), realize expected proceeds from the settlement of various litigation matters with Purdue Pharma L.P., The P.F. Laboratories, Inc. and Purdue Pharmaceuticals L.P. (as more fully described in the Current Report on Form 8-K filed by the Company with the SEC on June 10, 2009, as amended by a Form 8-K/A filed by the Company with the SEC on September 4, 2009), divest PDI and return certain or many of its approved products to market in a timely manner, the Company will need to obtain additional capital through asset sales (as discussed above) in order to meet expected near-term obligations, including normal course operating cash requirements and costs associated with reintroducing the Company’s approved products to the market, as well as the significant costs, such as legal and consulting fees, associated with the steps taken by the Company in connection with the upcoming FDA inspection, the requirements under the consent decree and the ongoing private litigation and governmental investigations being overseen by the Special Committee. In addition, based on the Company’s continuing assessment and identification of assets for future sale and the results of the currently proposed asset sales, the Company may elect to engage in external financing efforts, such as commercial lending or the issuance of debt securities. The Company currently does not anticipate having to issue equity securities to raise additional capital. However, the Company continues to evaluate its capital needs and availability of financing to assess and identify the best available external financing alternatives.
The Company cannot provide assurance that significant cost savings can be realized, that some or many of the Company’s approved products can be returned to the market in a timely manner, that the Company’s higher profit approved products will return to market in the near term, that the Company can obtain additional capital through asset sales, or that external financing can be obtained when needed, under acceptable terms or in the amounts required.

The Company is therefore unable at this time to forecast the long-term effect on its financial position of any significant delays in returning any or certain of the Company’s approved products to market, including loss of market share as a result of the suspension of shipments. The Company expects to provide additional disclosure regarding its financial position in subsequent SEC filings.
Other Indebtedness
In May 2003, as previously disclosed, the Company issued $200 million principal amount of 2.5% Contingent Convertible Subordinated Notes that mature on May 16, 2033 (the “Notes”) which, under certain circumstances, may be converted into shares of the Company’s Class A Common Stock. Since May 21, 2006, the Company has had the option to redeem some or all of the Notes at any time, at a redemption price, payable in cash, of 100% of the principal amount of the Notes, plus accrued and unpaid interest (including contingent interest, if any) to the date of redemption. At this time, the Company is not aware that it is not in compliance with the covenants included in the indenture that governs the Notes.
In March 2006, as previously disclosed, the Company entered into a $43 million mortgage loan arrangement, of which approximately $36 million remains outstanding as of October 31, 2009. The mortgage loan, which is secured by the Company’s interest in certain real properties, bears interest at a rate of 5.91% and matures on April 1, 2021. The Company is current in all its financial payment obligations under the mortgage loan arrangement. However, because of, among other things, the matters described herein, the Company believes it is likely that the Company may not be in compliance with one or more of the requirements set forth in the mortgage loan documentation. Failure by the Company to remedy such noncompliance (if any) or to otherwise receive a waiver from the lender for such noncompliance (if any) could result in, among other things, the Company’s outstanding obligations with respect to the mortgage loan accelerating and becoming immediately due and payable.
The Company is a party to additional financing arrangements, all of which have been previously disclosed, such as a financing arrangement with St. Louis County, Missouri related to expansion of the Company’s operations in St. Louis County. At this time, the Company is not aware that it is not in compliance with any covenants or other obligations related to such financing arrangements.
Status of Government Investigations and Private Litigation
FDA Consent Decree
As previously disclosed, on March 2, 2009, the Company entered into a consent decree with the FDA regarding its drug manufacturing and distribution, which was entered by the U.S. District Court, Eastern District of Missouri, Eastern Division on March 6, 2009. As part of the consent decree, the Company has agreed not to directly or indirectly do or cause the manufacture, processing, packing, labeling, holding, introduction or delivery for introduction into interstate commerce at or from any Company facility of any drug, until it has satisfied certain requirements designed to demonstrate compliance with the FDA’s current good manufacturing practice (“cGMP”) regulations. In addition, the Company has agreed to market only those products approved by the FDA.
The consent decree provides a series of measures that, when satisfied, will permit the Company to resume the manufacture and distribution of approved drug products marketed by its subsidiaries, ETHEX Corporation and Ther-Rx Corporation. As part of such measures set forth in the consent decree, the Company is required to provide, and has provided, to the FDA a work plan (the “Work Plan”) for approval, which sets forth the steps the Company has taken and will subsequently take to address previously identified deficiencies in the Company’s compliance with cGMP regulations.

Also as previously disclosed, on July 27, 2009, a representative of the Compliance Branch of the FDA’s Kansas City District, acting in conjunction with the Office of Compliance of the FDA’s Center for Drug Evaluation and Research (CDER), notified the Company by electronic mail that the FDA had completed its review of the Work Plan. Subject to certain revisions, which the Company has incorporated into it, the FDA has accepted the Work Plan. While acceptance of the Work Plan was pending, the Company, with the knowledge of the FDA, had already begun implementing certain measures set forth therein.
The consent decree requires the Company, before resuming manufacturing, to retain an independent cGMP expert to undertake a review of the Company’s facilities, policies, procedures and practices and to certify compliance with the FDA’s cGMP regulations. Based on the Company’s current schedule and progress to date, the Company anticipates it will request Lachman Consultants (“Lachman”), the Company’s independent cGMP expert, to initiate its certification review by the end of this calendar year or during the first quarter of calendar year 2010. If the Lachman certification process requires no significant additional time for remediation, then upon Lachman’s certification, if any, to the FDA that the Company is in compliance with cGMP regulations, the FDA will re-inspect the Company’s facilities and determine whether the Company’s facilities are in compliance. A successful FDA inspection is a prerequisite to the Company resuming shipment of approved products it manufactures.
The Company expects to resume shipments of approved products promptly after a successful FDA inspection, which the Company currently does not expect to occur prior to the end of the first quarter of calendar year 2010, at the earliest. In addition, the Company expects that any resumption of shipments will be limited initially to certain selected products and will be expanded incrementally thereafter.
Special Committee
As previously disclosed, the Board has appointed a Special Committee of the Board (the “Special Committee”) in response to the initiation of a series of putative class action shareholder lawsuits alleging violations of the federal securities laws by the Company and certain individuals, the initiation of lawsuits alleging violations under the Employee Retirement Income Security Act (ERISA), as well as the receipt by the Company of an informal inquiry from the SEC. The Company is also responding to requests for information from the Office of the United States Attorney for the Eastern District of Missouri and FDA representatives working with that office. The Company, at the direction of the Special Committee, is fully cooperating in all governmental matters, including the SEC informal inquiry.
Cautionary Note Regarding Forward-looking Statements
This Current Report on Form 8-K contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and that may be based on or include assumptions concerning the operations, future results and prospects of the Company. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.
All statements that address expectations or projections about the future, including without limitation, statements about product development, product launches, regulatory approvals, governmental and regulatory actions and proceedings, market position, acquisitions, sale of assets, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.
All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.
Such factors include (but are not limited to) the following:
(1)	the ability to continue as a going concern;

(2)	the consent decree between the Company and the FDA and the Company’s suspension of the production and shipment of all of the products that the Company manufactures and the related nationwide recall affecting all of the products that the Company manufactures, as well as the related material adverse effect on the Company’s revenue, assets and liquidity and capital resources, all as more fully described in the Company’s Form 8-K filed with the SEC on January 26, 2009, the Company’s Form 8-K filed with the SEC on February 26, 2009, the Company’s Form 8-K filed with the SEC on March 3, 2009, the Company’s Form 8-K filed with the SEC on April 30, 2009, the Company’s Form 8-K filed with the SEC on July 24, 2009 and this Current Report on Form 8-K;

(3)	the degree to which the findings of the Audit Committee inquiry referenced in the Company’s Form 10-Q for the quarter ended June 30, 2008, the Company’s Form 12b-25 filed with the SEC on November 13, 2008, the Company’s Form 12b-25 filed with the SEC on February 2, 2009, the Company’s Form 12b-25 filed with the SEC on June 6, 2009, the Company’s Form 8-K filed with the SEC on June 23, 2009, the Company’s two Forms 12b-25 filed with the SEC on November 10, 2009, as well as certain other of the Company’s SEC filings, could have a material impact on the Company’s financial results;

(4)	changes in the current and future business environment, including interest rates and capital and consumer spending;

(5)	the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized;

(6)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals;

(7)	acceptance of and demand for the Company’s new pharmaceutical products;

(8)	the introduction and impact of competitive products and pricing, including as a result of so-called authorized-generic drugs;

(9)	new product development and launch, including the possibility that any product launch may be delayed;

(10)	reliance on key strategic alliances;

(11)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties;

(12)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations;

(13)	fluctuations in revenues;

(14)	the difficulty of predicting international regulatory approvals, including timing;

(15)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;

(16)	the impact of competitive response to the Company’s sales, marketing and strategic efforts, including the introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries;

(17)	risks that the Company may not ultimately prevail in litigation, including challenges to the Company’s intellectual property rights by actual or potential competitors or to the Company’s ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries, including without limitation the litigation and claims referred to in Note 16 of the Notes to the Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and under the heading “Certain Other Matters” in the Company’s Form 8-K filed with the SEC on April 30, 2009;

(18)	the possibility that the Company’s current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

(19)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(20)	the satisfaction or waiver of the other closing conditions in the previously disclosed Gestiva™ acquisition agreement;

(21)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, all as more fully described in the Company’s Form 8-K filed with the SEC on January 26, 2009, the Company’s Form 8-K filed with the SEC on February 26, 2009, the Company’s Form 8-K filed with the SEC on April 30, 2009, as well as certain other of the Company’s SEC filings;

(22)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability or securities litigation;

(23)	the informal inquiry initiated by the SEC and any related or additional governmental investigative or enforcement proceedings, including actions by the FDA and the U.S. Department of Justice, all as more fully described in the Company’s Form 8-K filed with the SEC on January 26, 2009, the Company’s Form 8-K filed with the SEC on February 26, 2009, the Company’s Form 8-K filed with the SEC on April 30, 2009, the Company’s Form 8-K filed with the SEC on July 24, 2009 and this Current Report on Form 8-K;

(24)	delays in returning, or failure to return, certain or many of the Company’s products to market, including loss of market share as a result of the suspension of shipments, and related costs;

(25)	the ability to sell or license certain assets, and the terms of such transactions;

(26)	the possibility that the ARS held by the Company may not return to liquidity at or near their face value;

(27)	the ability to monetize the ARS currently held by the Company, the amount of proceeds to be received from such monetization and the timing of receipt of proceeds by the Company;

(28)	the timing and ability to realize and receive expected tax refunds, the actual refund amount to be received by the Company subject to any challenges or otherwise and the timing of receipt of the refund by the Company;

(29)	the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, the Company’s other indebtedness;

(30)	difficulties and uncertainties with respect to obtaining additional capital; and

(31)	the risks detailed from time to time in the Company’s filings with the SEC.
This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements.
Because the factors referred to above, as well as the statements included elsewhere in this Current Report on Form 8-K, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-looking Statements” and the risk factors that are included under the heading “Item 1A—Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, as supplemented by the Company’s subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this Current Report on Form 8-K. New factors emerge from time to time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on the Company’s future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company
By:	/s/ David A. Van Vliet
David A. Van Vliet
Interim President and Interim Chief Executive Officer
Date: November 11, 2009